Exhibit 10.1

PRIVATE BANCORP OF AMERICA, INC.

EQUITY INCENTIVE PLAN

1. The Private Bancorp of America, Inc. Equity Incentive Plan has been adopted in order to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

2. Definitions. As used herein, the following definitions will apply:

(a) “Applicable Laws” means the requirements relating to the administration of equity-based awards under federal, state and foreign laws, and the laws of any stock exchange or quotation system on which the Common Stock is listed or quoted.

(b) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(c) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(d) “Base Price” means the base price upon which the value of a SAR is based.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall have the meaning set forth in the applicable Award Agreement or other written agreement between a Participant and a Company Affiliate, or if none: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company Affiliate documents or records; (ii) the Participant’s material failure to abide by a Company Affiliate’s code of conduct or other policies (including, without limitation, policies relating to confidentiality, harassment and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Company Affiliate (including, without limitation, the Participant’s improper use or disclosure of a Company Affiliate’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Company Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Company Affiliate of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Company Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Company Affiliate.

(g) “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement, the occurrence of any of the following:

1. Change in Stock Ownership. A change in the ownership of the Company occurs on the date that any one Person, or more than one Person acting as a group, acquires ownership of the stock of the Company that, together with the stock already owned by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of all of the stock of the Company. An increase in the percentage of Common Stock owned by any one Person, or Persons acting as a group, as a result of a transaction in which the Common Stock is acquired in exchange for property will be treated as an acquisition of the Common Stock for purposes of this Section.

(i) Change in Effective Control. A change in the effective control of the Company occurs on the date that either:

(1) any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of Common Stock possessing thirty percent (30%) or more of the total voting power of the Common Stock. For purposes of this clause (1), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(2) a majority of the members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the directors in place prior to the date of the appointment or election.

(iii) Change in Ownership of a Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that an Award under the Plan constitutes nonqualified deferred compensation subject to Section 409A of the Code and is payable upon a Change in Control, an event shall not be considered to be a Change in Control under the Plan with respect to such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations and official guidance promulgated thereunder. References to a section of the Code include any successor section.

(i) “Committee” means a committee appointed by the Board, or by the compensation committee of the Board, in accordance with Section 4.

(j) “Common Stock” means the Common Stock of the Company.

(k) “Company” means Private Bancorp of America, Inc., a California corporation, or any successor thereto.

(l) “Company Affiliate” means the Company or a Subsidiary of the Company.

(m) “Consultant” means any natural person, including an advisor, engaged by a Company Affiliate to render bona fide services to such entity and the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction, and which services do not directly or indirectly promote or maintain a market for the Company’s securities.

(n) “Corporate Transaction” has the meaning given such term in Section 13(a).

(o) “Director” means a member of the Board.

(p) “Disability” means the Service Provider is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. A Service Provider shall be considered disabled only if he or she furnishes such proof of Disability as the Committee may require. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

(q) “Employee” means any person employed by a Company Affiliate (within the meaning of Code Section 3401(c)).

(r) “Equity Restructuring” has the meaning given such term in Section 13(a).

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto, including all rules and official guidance promulgated thereunder.

(t) “Exercise Price” means the purchase price at which the Participant may purchase a share of Common Stock pursuant to an Option.

(u) “Fair Market Value” means, as of any date, the value of a Share of Common Stock, as determined by the Committee as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable or, if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred;

(ii) if the Common Stock is not listed on an established stock exchange or national market system but is regularly quoted by a recognized securities dealer, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) if the Common Stock is neither listed on an established stock exchange or national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value will be determined in good faith by the Committee in a manner consistent with the requirements of Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(v) “Incentive Stock Option” or “ISO” means an Option that by its terms qualifies as an “incentive stock option” within the meaning of Code Section 422 and is designated as an Incentive Stock Option by the Committee.

(w) “Nonstatutory Stock Option” or “NSO” means an Option that by its terms does not qualify or is not designated by the Committee as an Incentive Stock Option.

(x) “Option” means a stock option granted pursuant to the Plan, which shall be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(z) “Participant” means the holder of an outstanding Award.

(aa) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to a vesting schedule or other substantial risk of forfeiture as provided in Section 8 or in the applicable Award Agreement.

(bb) “Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Person” shall not include (i) any Company Affiliate; (ii) any employee benefit plan of any Company Affiliate or any trustee or other fiduciary holding securities under an employee benefit plan of any Company Affiliate; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange

Act) that, as of the effective date of the Plan, is the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(cc) “Plan” means this Private Bancorp of America Equity Incentive Plan.

(dd) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8, or issued pursuant to the early exercise of an Option, in each case, that is subject to a Period of Restriction; provided, that such Shares shall cease to be Restricted Stock when the Period of Restriction lapses.

(ee) “Restricted Stock Unit” or “RSUs” means an Award of Restricted Stock Units under Section 9 representing the right to receive one Share, upon or following the vesting of the Award.

(ff) “Rule 701” means Rule 701 promulgated under the Securities Act.

(gg) “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor act thereto, and includes all rules and official guidance promulgated thereunder.

(hh) “Service Provider” means an Employee, Director or Consultant, subject to Section 10(f).

(ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

(jj) “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 7 granting the right to receive with respect to each share of Common Stock subject to the Stock Appreciation Right, the appreciation in the Fair Market Value of a Share from the date of grant through the date of exercise.

(kk) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing and where the Company owns a controlling interest in such other entity or chain of entities, within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii).

3. Stock Subject to and Issuable under the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Sections 13 and 3(b), the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is 400,000 Shares, all of which may be awarded in the form of Incentive Stock Options. The Shares may be authorized but unissued, or reacquired Common Stock. In no event shall fractional shares be issued under the Plan (and any such fractional shares shall be disregarded).

(b) Stock Issuable in 12-month Period. To the extent that the Company is relying on Rule 701 to exempt the offer and sale of Shares under the Plan, then in no event shall the aggregate sales price or amount of Shares sold in reliance on Rule 701 during any consecutive 12-month period, as calculated pursuant to Rule 701, exceed the greatest of:

(i) $1,000,000;

(ii) 15% of the total assets of the Company measured at the Company’s most recent annual balance sheet date (if no older than its last fiscal year end); or

(iii) 15% of the outstanding amount of Shares, measured at the Company’s most recent annual balance sheet date (if no older than its last fiscal year end).

(c) Total Number of Shares Issuable. In no event shall the total number of Shares issuable in connection with outstanding Awards exceed the number of securities which is equal to thirty percent (30%) of the then outstanding securities of the Company (including convertible preferred stock on an as if converted basis) unless a higher percentage has been approved in writing by at least two-thirds of the Company’s outstanding securities entitled to vote thereon. Notwithstanding the foregoing, this Section 3(c) shall not apply so long as the Plan complies with all of the conditions of Rule 701 or is not relying on the exemption from qualification provided by Section 25102(o) of the California Corporations Code.

(d) Lapsed Awards. If all or any portion of an Award expires without exercise, terminates, is cancelled or forfeited, or is repurchased by the Company at its original purchase price then such expired, terminated, cancelled, forfeited or repurchased Shares will again become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights and Restricted Stock Units, only Shares actually issued pursuant to a Stock Appreciation Right or Restricted Stock Unit will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights and Restricted Stock Units will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares delivered by the Participant or withheld by the Company to pay the Exercise Price of an Award or to satisfy the tax withholding obligations pursuant to Section 14 will again become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan pursuant to this Section 3(d).

(e) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Committee. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board or, as permitted by Applicable Laws, to one or more individuals, and the term “Committee” shall refer to any person or persons to whom such authority has been delegated. If the Board does not delegate administration to a Committee as set forth above, the Board shall serve as the Committee.

(b) Powers of the Committee. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Committee will have the authority, in its sole discretion:

(i) to grant Awards and determine the number of Shares to be covered by each Award;

(ii) to determine Fair Market Value;

(iii) to select the Service Providers to whom Awards may be granted;

(iv) to approve forms of Award Agreements and other communications for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the Base Price, the time or times when Awards may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, the time of payment of such Awards, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan (including, without limitation, determining whether Cause exists in connection with a Participant’s ceasing to be a Service Provider);

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii) to modify or amend each Award, subject to Section 17 and compliance with Applicable Laws;

(ix) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 14;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award in compliance with Code Section 409A; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Committee’s Decision. The Committee’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of a Company Affiliate, members of the Board and any officers or employees of a Company Affiliate to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including reasonable attorneys’ fees incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except to the extent due to their gross negligence, bad faith or intentional misconduct in duties; provided, however, that to receive such indemnification, within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

5. Eligibility. The Committee shall select those individuals eligible to receive Awards. No individual shall otherwise have the right to be selected to receive Awards granted under this Plan, or, having been so selected, be selected to receive a future Award.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Options to a Service Provider in such amounts and on such terms as the Committee, in its sole discretion, will determine; provided, however, that Incentive Stock Options may only be granted to Employees.

(b) Award Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the Exercise Price, the term of the Option, the number of Shares subject to the Option, the exercise and vesting restrictions, if any, applicable to the Option, and such other terms and conditions as the Committee, in its sole discretion, will determine. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option.

(c) Exercise Price. The Exercise Price for a Share to be issued pursuant to the exercise of an Option will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the Exercise Price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with an Exercise Price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Sections 424(a) and 409A, as applicable.

(d) Term of Option. Unless a shorter period is specified in an Award Agreement, the term of an Option will be ten (10) years from the date of grant; provided, however, that for an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be no more than five (5) years from the date of grant. If for any reason the period during which an Incentive Stock Option is exercisable extends beyond the maximum period permitted by Code Section 422, such Option shall automatically convert to a Nonstatutory Stock Option following the expiration of such maximum period. At the expiration of the term, all Options, whether vested or unvested, will be immediately forfeited and the Participant shall have no further rights therein.

(e) Vesting; Exercisability. An Option shall vest and become exercisable in accordance with the vesting schedule specified in an Award Agreement. Notwithstanding the foregoing, however:

(i) Accelerated Vesting. The Committee, in its sole discretion, may accelerate the vesting and exercisability of an Option at any time.

(ii) Early Exercisability. The Committee may provide in an Award Agreement that a Participant may, at any time before the Participant’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, that Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Committee may determine in its sole discretion.

(f) Method of Exercise. The vested portion of an Option may be exercised in whole or in part at any time during the Option term, by: (1) giving notice of exercise (in such form as the Committee may specify from time to time) specifying the number of whole shares of Common Stock to be purchased, and (2) paying in full the Exercise Price and the applicable tax withholding, as authorized by the Committee and permitted by the Award Agreement and the Plan. The Committee will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist of: (A) as elected by the Participant, cash, check, salary deduction authorization, or bank draft or money order payable to the order of Company; or (B) with the written consent of the Committee, (i) a full recourse promissory note bearing interest (at no less than the rate that precludes the imputation of income under the Code) and structured to comply with Applicable Laws, (ii) other Shares owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances), provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised, (iii) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan, (iv) by net exercise, (v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (vi) any combination of the foregoing methods of payment.

The Company will issue (or cause to be issued) such Shares in paper or electronic form promptly after the Option is exercised. No adjustment or payment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

(g) Termination of Service Provider. If a Participant ceases to be a Service Provider, his or her Options shall be governed by Section 10.

(h) Incentive Stock Option Limitations.

(i) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such portion of the Option in excess of such amount (determined in the order in which they become exercisable) will be treated as a Nonstatutory Stock Option.

(ii) Any Incentive Stock Option still held by a Participant and not exercised more than three (3) months after such Participant ceases to be an Employee of the Company or any Parent or Subsidiary will be treated as a Nonstatutory Stock Option after such time, except in the event of the Participant’s death or Disability.

(iii) If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option that is a disqualifying disposition, such Participant shall promptly notify the Company of such disposition. A “disqualifying disposition” is any disposition (including any sale) of Common Stock acquired upon exercise of an Incentive Stock Option before the later of (i) two (2) years after the grant date of the Incentive Stock Option or (ii) one (1) year after the date the Participant acquired the Common Stock by exercising the Incentive Stock Option.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights to a Service Provider in such amounts and on such terms as the Committee, in its sole discretion, will determine.

(b) Award Agreement. Each Award of Stock Appreciation Rights will be evidenced by an Award Agreement that will specify the Base Price, the term of the Stock Appreciation Right, the number of Shares subject to the Stock Appreciation Right, the exercise and vesting restrictions, if any, applicable to the Stock Appreciation Right, and such other terms and conditions as the Committee, in its sole discretion, will determine, provided they are not inconsistent with Applicable Law, including Code Section 409A. The Committee, in its sole discretion, may accelerate the vesting and exercisability of Stock Appreciation Rights at any time.

(c) Base Price. The Base Price for each Stock Appreciation Right will be determined by the Committee and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(d) Term of Stock Appreciation Rights. Unless a shorter period is specified in an Award Agreement, the term of a Stock Appreciation Right will be ten (10) years from the date of grant. At the expiration of the term, all Stock Appreciation Rights, whether vested or unvested, will be immediately forfeited and the Participant shall have no further rights therein.

(e) Method of Exercise. The vested portion of Stock Appreciation Rights may be exercised in whole or in part at any time during the SAR term, by: (1) giving notice of exercise (in such form as the Committee may specify from time to time) specifying the number of whole Stock Appreciation Rights being exercised, and (2) paying in full the applicable tax withholding, as authorized by the Committee and permitted by the Award Agreement and the Plan. The Committee will determine the acceptable form of consideration for paying the applicable tax withholding including the method of payment, in the manner set forth in Section 6(f).

(f) Settlement. Upon exercise of a vested Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Base Price; times (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide at the time of grant that the payment due upon exercise of a Stock Appreciation Right may not exceed a specified amount. At the discretion of the Committee, unless otherwise set forth in the Award Agreement, the Committee, in its sole discretion, may settle Stock Appreciation Rights in cash, in Shares of equivalent value, or in some combination thereof.

(g) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, his or her SARs shall be governed by Section 10.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to a Service Provider in such amounts as the Committee, in its sole discretion, will determine. Unless the Committee determines otherwise, the Company will hold all Shares of Restricted Stock as escrow agent until the restrictions on such Shares have lapsed.

(b) Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, will determine.

(c) Restrictions. The Committee may impose such conditions and/or restrictions or combination thereof on any Award of Restricted Stock as it may deem advisable including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Restricted Stock, restrictions based upon the achievement of specific performance goals (e.g. Company-wide, divisional and/or individual), time-based restrictions and/or restrictions under applicable Federal or state securities laws; provided that any such conditions or restrictions, including but not limited to those affecting the timing of payment of the Award, shall comply with the requirements of Code Section 409A or not jeopardize the Award’s exemption therefrom. The conditions and restrictions imposed hereunder need not be uniform among all Shares or Awards issued pursuant to the Plan.

(d) Settlement. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by an Award will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Committee may determine in accordance with Applicable Law.

(e) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, his or her Award of Restricted Stock shall be governed by Section 10.

(f) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which the Period of Restriction has not lapsed will be immediately forfeited and the Participant shall have no further rights therein.

9. Restricted Stock Units.

(a) Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to a Service Provider in such amounts as the Committee, in its sole discretion, will determine; provided, however, that such Restricted Stock Units comply with, or are exempt from, Code Section 409A.

(b) Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting conditions, payment date(s), the medium of payment, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, will determine. The Committee may impose vesting conditions on any Award of Restricted Stock Units as it may deem advisable including, without limitation, vesting conditions based upon the passage of time, upon Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Committee in its discretion.

(c) Settlement. Except as otherwise provided in the applicable Award Agreement (which shall be intended to comply with the requirements of Code Section 409A), payment of earned Restricted Stock Units will be made as soon as practicable after the Participant has satisfied the applicable vesting conditions and set forth in the Award Agreement. Unless otherwise set forth in the Award Agreement, the Committee, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(d) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be immediately forfeited and the Participant shall have no further rights therein.

10. Termination of Service Provider. Unless the Committee specifies otherwise in the applicable Award Agreement:

(a) Termination for Cause. If a Participant ceases to be a Service Provider due to a termination for Cause, the Participant shall forfeit all Awards (regardless of vesting or lapse of the Period of Restriction) and the Participant shall have no further rights therein.

(b) Death of Participant. If a Participant dies while a Service Provider, any unvested portion of an Award will be immediately forfeited and the Participant shall have no further rights therein. Any vested portion of an Option or SAR may be exercised within six (6) months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Committee. If no such beneficiary has been designated by the Participant, then such Option or SAR may be exercised by the personal representative of the Participant’s estate. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR will terminate, and the Shares covered by such Option or SAR will revert to the Plan.

(c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, any unvested portion of the Award will be immediately forfeited and the Participant shall have no further rights therein. Any vested portion of an Option or SAR may be exercised within six (6) months after the date the Participant first ceases to be a Service Provider, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). If after ceasing to be a Service Provider the Participant does not exercise his or her Option or SAR within the time specified herein, the Option or SAR will terminate, and the Shares covered by such Option or SAR will revert to the Plan.

(d) Other Termination of Participant. If a Participant ceases to be a Service Provider, other than due to the Participant’s termination for Cause or due to the Participant’s death or Disability, any unvested portion of an Award will be immediately forfeited and the Participant shall have no further rights therein. Any vested portion of an Option or SAR may be exercised within three (3) months after the date the Participant first ceases to be a Service Provider, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). If after ceasing to be a Service Provider the Participant does not exercise his or her Option or SAR within the time specified by the Committee, the Option or SAR will terminate, and the Shares covered by such Option or SAR will revert to the Plan.

(e) Violation of Restrictive Covenants. Upon a Participant’s breach, prior to or after ceasing to be a Service Provider, of any restrictive covenant (including, without limitation, any confidentiality, non-competition, non-solicitation or non-disparagement covenant) in favor of the Company or any of its affiliates to which such Participant is subject, the Participant shall forfeit all vested and unvested Awards and the Participant shall have no further rights therein.

Any modification of these default rules shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination. As a condition of an Award hereunder, the Committee may require that the Participant execute an irrevocable power of attorney granting the Company the discretionary right to transfer forfeited Common Stock back to the Company, to a shareholder, or to another person.

The Committee may, in its sole discretion, allow for the vesting of any Award to be accelerated pursuant to the terms of the applicable Award Agreement or upon the Committee’s approval.

(f) Leave of Absence/Transfer Between Locations/Conversions. The Committee, in its sole and reasonable discretion, shall determine the effect of all matters and questions relating to an individual’s status as a Service Provider for purposes of the Plan and any Award Agreement, including, without limitation, whether and when an individual ceases to be a Service Provider, and whether and when any particular leave of absence or notice period constitutes a termination of an individual’s status as a Service Provider; provided, however, that a Service Provider’s change in status (e.g., from employee to consultant, consultant to director, employee to director) shall not result in a termination of employment or service, so long as such Service Provider continues to be a Service Provider. Notwithstanding the foregoing, a Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary; provided, however, vesting of Awards granted hereunder will be suspended during any such unpaid leave of absence; and provided further, for purposes of Incentive Stock Options, no such leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statue or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first on day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

11. Compliance With Code Section 409A. Although the Company does not guarantee to a Participant any particular tax treatment of an Award, Awards are intended to comply with, or be exempt from, the requirements of Code Section 409A, to the extent it applies. The Plan and each Award Agreement will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. In no event whatsoever shall the Company or any of its Company Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant pursuant to or as a result of Code Section 409A or any damages for failing to qualify for an exemption from, or comply with, Code Section 409A. If the Participant is deemed on a “separation from service” (as defined in Code Section 409A) to be a “specified employee” within the meaning of Code Section 409A, then with regard to any Award that is considered nonqualified deferred compensation under Code Section 409A payable on account of a separation from service, such Award shall be paid at the date which is the earlier of (a) the first day of the seventh (7th) month following the Participant’s separation from service, and (b) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to the Participant in a lump sum and any remaining payments due under the Award shall be paid in accordance with the normal payment dates specified for them in the Plan or the applicable Award Agreement.

12. Rights of Participants.

(a) Limited Transferability of Awards.

(i) Unless determined otherwise by the Committee and evidenced in the applicable Award Agreement, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Participant only by the Participant. Any Common Stock issued pursuant to an Award shall be transferable only to the extent provided in the governing documents of the Company. If the Committee makes an Award transferable and the Company is relying on exemption from qualification pursuant to Section 25102(o) of the California Corporations Code, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701.

(ii) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Committee determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant; provided, however, the following transfers are also permitted: (A) transfers by the Participant to the Company, and (B) transfers in connection with a Change in Control or other acquisition involving the Company, if following such transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f), or the Committee, in its sole discretion, determines to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

(b) Certificate Legend. The Company shall issue Common Stock upon the exercise or settlement of an Award or the grant of Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in the name of the Participant, with legends or notations (as applicable) referring to the terms, conditions and restrictions that apply to the Common Stock. Each certificate (if any) representing Common Stock or Restricted Stock granted pursuant to the Plan may bear the following legend, in addition to other legends required by any Shareholders Agreement, Articles of Incorporation or other governing document of the Company:

“The sale or other transfer of the common stock, or portions thereof, represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Private Bancorp of America, Inc. Equity Incentive Plan (the “Plan”), and in an Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Private Bancorp of America, Inc.”

The Company shall have the right to retain in the Company’s possession the certificates representing Restricted Stock or Common Stock until such time as all conditions and/or restrictions applicable to such Restricted Stock or Common Stock have been satisfied, provided that no such retention may result in “deferred compensation” as defined by Code Section 409A.

(c) Shareholder Rights; Voting Rights. Unless otherwise provided in an Award Agreement, Participants holding Awards granted under this Plan shall not be entitled to any rights of a shareholder of the Company, including dividends payable with respect to any Common Stock underlying their Award, until Common Stock is issued to the Participant upon exercise or settlement of the Award; provided however that Shares of Restricted Stock subject to a Period of Restriction shall have voting rights during such Period of Restriction.

(d) Other Agreements. Common Stock acquired under this Plan is subject to the terms and conditions of the Articles of Incorporation and other governing documents of the Company, as they may be amended from time to time. As a condition to the vesting and exercise of Awards, the lapsing of the Period of Restriction on Restricted Stock, the issuance and delivery of Common Stock under an Award, or the grant of any benefit pursuant to the terms of the Plan, the Company may require a Participant or other Person to become a party to a Shareholders Agreement and/or any buy-sell agreement, redemption agreement, repurchase agreement, restriction agreement, non-competition agreement or other governing document of the Company or between the Company or an affiliate and its shareholders, directors or employees or among shareholders of the Company or an affiliate.

13. Adjustments; Corporate Transaction.

(a) The Committee shall proportionately adjust the number of Shares that may be issued pursuant to Awards under Section 3 and the number and/or Exercise Price or Base Price of outstanding Awards granted under the Plan for any nonreciprocal transaction between the Company and the shareholders of the Company that causes the per share value of the Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash distribution (each, an “Equity Restructuring”), in each case to prevent dilution or enlargement of rights under the Awards in such manner as the Committee determines in its sole discretion. In the event of a merger, consolidation, reorganization, extraordinary dividend, dissolution, liquidation, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for Common Stock, or a Change in Control, that in each case does not constitute an Equity Restructuring (“Corporate Transaction”), the Board may make such adjustments with respect to Common Stock that may be issued pursuant to Awards under Section 3 and the number and/or Exercise Price or Base Price of outstanding Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new awards, or the adjustment of outstanding Awards, the acceleration of vesting of Awards, the removal of restrictions on Awards, or the termination of outstanding Awards in exchange for the cash Fair Market Value of the vested and/or unvested portion of the Award, as the Board may determine in its sole discretion and in compliance with Code Sections 409A and 424. Only whole shares shall be issued in making the above adjustments (the number of shares available under the Plan or the number of shares subject to any outstanding Awards shall be the next lower number of shares, so that fractions are rounded downward and any fractional share disregarded). The adjustments determined by the Board shall be final, binding and conclusive. Notwithstanding anything to the contrary, the Committee will make such adjustments to an Award as required by Section 260.140.41(d) of Title 10 of the California Code of Regulations.

(b) Corporate Transaction. Subject to the requirements and limitations of Code Sections 409A and 424 if applicable, the Committee may provide for any one or more of the following in connection with a Corporate Transaction, in its sole discretion:

(i) Cancel the vested and/or unvested Awards in exchange for a payment in cash or stock or any combination thereof equal to the Fair Market Value of the consideration to be paid per share of Common Stock in the Corporate Transaction, reduced (but not below zero) by the Exercise Price, Base Price or purchase price per Share, if any, under such Award. Notwithstanding the foregoing, an Award having an Exercise Price, Base Price or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per Share of Common Stock in the Corporate Transaction may be canceled without payment of consideration to the applicable Participant;

(ii) Provide that Awards will become fully vested and/or exercisable immediately prior to the Corporate Transaction, provided that with respect to Options and Stock Appreciation Rights, Participants shall receive advance notice and a reasonable opportunity, as determined by the Committee, to exercise their Awards prior to such Corporate Transaction and if vested Awards are not exercised prior to such Corporate Transaction, such Award shall be forfeited upon such Corporate Transaction for no consideration;

(iii) Provide that Awards will be assumed or continued, or substantially equivalent Awards will be substituted therefor, as determined by the Committee, with appropriate adjustments as to the number and kind of shares and prices; and

(iv) After written notice of at least ten (10) days prior to the Corporate Transaction, provide that the Options and SARs held by a Participant, to the extent then exercisable, must be exercised within a specified number of days after the date of such notice, at the end of which period the Options and/or SARs shall terminate without payment.

(c) The existence of the Plan, any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or authority of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issuance of stock or options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(d) If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such reduction would not subject the Participant to taxation under Section 409A of the Code, the amount of any acceleration of vesting called for under the Award shall be reduced in order to avoid such characterization.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant (or his or her estate or beneficiary) to remit to the Company, an amount sufficient to satisfy the statutory minimum federal, state, local, foreign or other taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. Any statutorily required withholding obligation may be satisfied, subject to the advanced consent of the Committee, by: (i) delivering to the Company already-owned Shares having a Fair Market Value (as determined on the date the taxes are required to be withheld) equal to the statutory amount required to be withheld, (ii) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (iii) payroll deductions, as authorized by the Participant. The amount of the withholding requirement shall not exceed the statutorily minimum amount required to be withheld on the date that the amount of tax to be withheld is to be determined. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash or other means by the Participant.

15. No Effect on Employment or Service: Non-Exempt Employees. Neither the Plan nor any Award will confer upon a Participant any right to continue the Participant’s relationship as a Service Provider with the Company or any affiliate of the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws. No Option or Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option or Stock Appreciation Right (except in the event of such Employee’s death, Disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise of an Option or Stock Appreciation Right will be exempt from his or her regular rate of pay.

16. Term of Plan; Shareholder Approval. Subject to Section 17, the Plan will become effective upon its adoption by the Board and will continue in effect for ten (10) years from the date the Plan is adopted by the Board, or if shareholder approval is obtained in order to offer ISOs, the date the Plan is approved by the shareholders of the Company, if earlier. No ISO may be granted under the Plan unless and until the Plan has been approved by the shareholders of the Company within twelve (12) months following the adoption by the Board. ISOs may be granted prior to shareholder approval, but no ISO may be exercised or settled until the Plan is approved by the shareholders, and if the Plan is not so approved within the required twelve (12) month period, all ISOs granted under the Plan shall be null and void.

17. Amendment and Termination of the Plan.

The Board may at any time amend, alter, suspend or terminate the Plan without the consent of shareholders or Participants; provided, however, that if ISOs are permitted as an Award under the Plan any amendment to the Plan shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by Code Section 422(b) or any Applicable Law and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to shareholders for approval. Notwithstanding the foregoing, without the consent of an affected Participant, no Board action, other than to the extent necessary to comply with Applicable Laws, may materially and adversely affect the rights of such Participant under any outstanding Award.

Termination of the Plan will not affect the Committee’s ability to exercise its powers with respect to Awards that were granted prior to the date of such termination.

18. Securities Law Compliance.

(a) Notwithstanding anything to the contrary contained herein, a Participant may not be granted an Award unless the Common Stock issuable under such Award is then registered under the Securities Act or, if such Common Stock is not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act or the Participant has provided to the Company an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required. The grant of an Award and issuance of Common Stock must also comply with other applicable laws and regulations governing the Award, including, without limitation, the Exchange Act and state securities laws, and a Participant may not be granted an Award or issued Common Stock if the Company determines that such grant would not be in material compliance with such laws and regulations, unless the Participant provides to the Company an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that such Award or issuance would be in material compliance with such laws and regulations.

(b) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

(c) By accepting an Award hereunder, a Participant agrees that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act (or any underwritten registration of any securities of the Company prior to that time), require that the Participant not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock or other securities of the Company held by him or her, for a period of time specified by the underwriter(s) following the effective date of the registration statement of the Company filed under the Securities Act; provided that similar restrictions are also imposed on the other shareholders or holders of other securities of the Company in connection with such registration. Each Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to a Participant’s Shares of Common Stock until the end of such period. The underwriters of the Company’s equity interests are intended third-party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(d) Beginning on the earlier of (i) the date that the Company is relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act and (ii) the date that the Company is required to deliver information to Participants pursuant to Rule 701, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h- l(f)(1) under the Exchange Act or is no longer required to deliver information to Participants pursuant to Rule 701, the Company shall provide to each Participant the information described in paragraphs (e)(3), (4), and (5) of Rule 701 not less frequently than every six (6) months with the financial statements being not more than one hundred eighty (180) days old and with such information provided either by physical or electronic delivery to the Participants or by written notice to the Participants of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Participants agree to keep the information to be provided pursuant to this Section confidential. If a Participant does not agree to keep the information to be provided pursuant to this Section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act or Rule 701.

19. No Trust or Fund Created. Neither a Participant nor any other person shall, by reason of the Plan or any Award, acquire any right in or title to any assets, funds or property, other than the Common Stock of the Company or any of its affiliates, including, without limitation, any specific funds, assets, or other property which the Company or any of its affiliates, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock underlying Awards granted under the Plan, unsecured by any assets of the Company or its affiliates. Nothing contained in the Plan shall constitute a guarantee that the assets of the Company or its affiliates shall be sufficient to pay any benefits to any person.

20. Successors. All obligations of the Company under the Plan with respect to Awards shall be binding on its successors, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the entity.

21. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22. Governing Law. To the extent not preempted by United States law, the Plan, and all Awards and agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

23. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside the U.S. in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the U.S.. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides. If determined advisable by the Committee, an Award may be modified under this Section in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law.

APPROVED by the Board of Directors of the Company on May 9, 2016.

/s/ Eric W. Larson
Eric W. Larson, Secretary

APPROVED by the Shareholders of the Company on June 15, 2016.

/s/ Eric W. Larson
Eric W. Larson, Secretary